UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 16, 2012

YTB International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01- Other Events

On March 21, 2012, YTB International, Inc. (the "Registrant") filed a Form 12b-25 disclosing (i) its inability to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the "Form 10-K") by the deadline prescribed under the Securities and Exchange Commission's rules and regulations without unreasonable effort and expense, and (ii) its expectation that it would file its Form 10-K by no later than April 16, 2012, the 15th day after its prescribed due date.  The Registrant will not be able to file its Form 10-K by April 16, 2012 because (i) it is still compiling the information and materials needed to complete the year-end audit of the Company’s financial statements, and (ii) it is in the process of completing its goodwill impairment analysis.  Registrant currently anticipates that its Form 10-K will be filed no later than June 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: April 16, 2012	By:	/s/ Robert Van Patten
Name: Robert Van Patten
Title: Chief Executive Officer

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